As filed with the Securities and Exchange Commission on May 23, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2011

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 17, 2011.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Withheld	Broker Non-Votes
Robert C. Cantwell	27,063,800	2,405,776	14,255,971
Cynthia T. Jamison	28,492,155	977,421	14,255,971
Charles F. Marcy	29,248,634	220,942	14,255,971
Dennis Mullen	29,257,147	212,429	14,255,971
Cheryl M. Palmer	29,250,766	218,810	14,255,971
Alfred Poe	28,384,162	1,085,414	14,255,971
Steven C. Sherrill	29,149,153	320,423	14,255,971
David L. Wenner	29,145,469	324,107	14,255,971

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2011 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
27,582,468	1,716,188	170,920	14,255,971

Proposal No. 3: The stockholders approved, on an advisory basis, having an advisory vote on named executive officer compensation every year.

1Yr	2Yrs	3Yrs	Abstain	Broker Non-Votes
22,513,471	2,962,852	3,855,571	137,682	14,255,971

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that B&G Foods will hold an advisory vote on named executive officer compensation annually.

Proposal No. 4:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (fiscal 2011).

For	Against	Abstain	Broker Non-Votes
43,222,535	305,697	197,315	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 23, 2011	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary